UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2016

MCPI, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-54770	45-0704149
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

454 SW Coast Highway, Newport, OR 97365
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code:  214-666-8364

__________________________________

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01. Completion of Acquisition or Disposition of Assets

On June 1, 2016, MCPI, Inc. (the “Company”) entered into a Settlement, General and Mutual Release of Claims and Assignment of Interest Transfer Agreement (the “Settlement Agreement”) with its majority shareholder and a related party.

The Settlement Agreement relates to the Company’s management of three medical marijuana dispensaries (the “Stores”) located in Oregon, which are owned by Bendor Investments, Ltd. (“Bendor”), whose sole shareholder is Charles Stidham. The Company owes Mr. Stidham approximately $1,100,000.

The Company asserted a claim for management fees totaling approximately $343,000 for the services of Medical Management Systems, Inc. (“MMS”), in managing the Stores. Bendor disputed this claim. To resolve the dispute, the parties agreed to offset the $343,000 in management fees against the $1,100,000 owed to Mr. Stidham with the Company releasing any and all interests it may have had in the Stores and MMS. Additionally, the Company agreed to assign a trademark to Mr. Stidham as well as executing a new Note in the principal sum of $752,694.19.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description
10.1	Settlement, General and Mutual Release of Claims, and Assignment of Interest Transfer Agreement

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

June 7, 2016	MCPI, INC.

/s/ R. Wayne Duke

R. Wayne Duke, CEO